Exhibit 3.10

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “AECOM C&E, INC. ” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE TWENTY–EIGHTH DAY OF JULY, A.D. 1988, AT 10 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE SEVENTH DAY OF JULY, A.D. 1992, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY–SEVENTH DAY OF JUNE, A.D. 1997, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTIETH DAY OF JUNE, A.D. 1997.

CERTIFICATE OF MERGER, FILED THE TWENTY–SEVENTH DAY OF JUNE, A.D. 1997, AT 9:01 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTIETH DAY OF JUNE, A.D. 1997.

	/s/ Jeffrey W. Bullock
0694104 8100X	Jeffrey W. Bullock, Secretary of State
	AUTHENTICATION:	2340819
150600158
	DATE:	05-01-15

You may verify this certificate online

at corp.delaware.gov/authver.shtml

1

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “ENSR CORPORATION” TO “AECOM, INC. ”, FILED THE TENTH DAY OF NOVEMBER, A.D. 2008, AT 11:01 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “AECOM, INC.” TO “AECOM C&E, INC.”, FILED THE FIFTH DAY OF JANUARY, A.D. 2015, AT 7 O’CLOCK P.M.

	/s/ Jeffrey W. Bullock
0694104 8100X	Jeffrey W. Bullock, Secretary of State
	AUTHENTICATION:	2340819
150600158
	DATE:	05-01-15

You may verify this certificate online

at corp.delaware.gov/authver.shtml

2

728210053

FILED

JUL 28 1988

[ILLEGIBLE]

RESTATED CERTIFICATE OF INCORPORATION

of

ENSR CORPORATION

ENSR Corporation, a corporation organized and existing under the laws of the State of Delaware hereby certifies as follows:

1.             The name of the corporation is ENSR Corporation. The name under which the corporation was originally incorporated was Environmental Science and Technology, Inc. The date of filing its original certificate of incorporation with the Secretary of the State was December 2, 1968.

2.             This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by deleting the various articles related to powers and authority of the board of directors and adding a provision for indemnification of officers and directors of the corporation.

3.             The text of the Certificate of Incorporation as amended or supplemented heretofore, is hereby restated without further amendments or changes to read as herein set forth in full:

FIRST:              The name of the corporation is ENSR Corporation.

SECOND:        The registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered Agent at such address is The Corporation Trust Company.

THIRD:           The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:         The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares all of which shall be common stock of the par value of $.01 each, amounting in the aggregate to Ten Dollars ($10.00).

FIFTH:             The name of the incorporator is John P. Deneen, mailing address is Room 1410, 25 Broad Street, New York, New York 10004.

SIXTH:               The corporation is to have perpetual existence.

SEVENTH:        In furtherance and not in limitation of powers conferred by statute, it is further provided that:

(a)     After the adoption of the By-laws of the corporation and subject to the limitations and exceptions, if any, contained the by-laws, the power to make, alter, or repeal the by-laws, and to adopt any new by-law, shall be vested in the Board of Directors of the corporation.

(b)     Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

(c)     Subject to any applicable requirements of law, the books of the corporation may be kept outside the State of Delaware at such location as may be designated by the Board of Directors or in the By-laws of the corporation.

EIGHTH:        The corporation shall indemnify each person who at any time is, or shall have been, a director or officer of the corporation, and is threatened to be or is made a party of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director or officer of the corporation, or served at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the General Corporation Law of the State of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such vote of directors or stockholders or otherwise.

NINTH:           To the extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no director shall have any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

4.        This Restated Certificate of Incorporation was duly adopted by unanimous written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Laws of the State of Delaware.

IN WITNESS WHEREOF, said Chairman of the Board has caused such Certificate to be signed by Michael A. Baker, its Vice President and attested by Joan B. Edwards, its Secretary. This as of the 30th day of June, 1988.

ENSR CORPORATION
A Delaware Corporation

ATTESTED:	/s/ Michael A. Baker
Michael A. Baker
Vice President
/s/ Joan B. Edwards
Joan B. Edwards, Secretary

2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/07/1992
921895258 - 694104

CERTIFICATE OF OWNERSHIP AND MERGER

of

NuKEM ACQUISITION CORP.

with and into

ENSR CORPORATION

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, NuKEM ACQUISITION CORP., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY:

FIRST:             The Corporation is the holder of all of the outstanding shares of Common Stock (the “Shares”), of ENSR Corporation, a Delaware corporation (“ENSR”).

SECOND:        On June [Illegible], 1991, the Board of Directors of the Corporation approved the merger (the “Merger”) of the Corporation with and into ENSR pursuant to the following resolutions:

WHEREAS, the Corporation is the holder of all of the outstanding shares of Common Stock (the “Shares”) of ENSR; and

WHEREAS, the Corporation and ENSR have agreed to effect a “short form merger” of the Corporation with and into ENSR.

NOW THEREFORE, BE IT RESOLVED, that in accordance with the provisions of the Section 253 of the Delaware General Corporation Law (the “GCL”) and as of the Effective Time (as hereinafter defined), the Corporation shall be, and hereby is, merged (the “Merger”) with and into ENSR, ENSR remaining as the surviving corporation of the Merger; and

RESOLVED, that at and as of the effective date of the Merger (the “Effective Time”), each share of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, upon the surrender of the certificate formerly representing such share, one Share of Common Stock of ENSR; and

RESOLVED, that the Effective Time of the Merger shall be the filing date of a Certificate of Ownership and Merger in the Office of the Secretary of State of Delaware under the applicable provisions of the GCL; and

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to take any and all actions and steps and execute and deliver any and all documents and instruments as may be necessary or advisable in order to effectuate the foregoing resolutions, including without limitation, the execution, delivery and filing of a Certificate of Ownership and Merger under the GCL and such other documents and instruments as the officer executing the same shall determine to be appropriate or advisable.

THIRD:      The Merger has been approved by the sole stockholder of the Corporation in accordance with the provisions of Section 228 of the GCL.

IN WITNESS WHEREOF, the undersigned, by its duly authorized officers, has executed and delivered this Certificate of Ownership and Merger as of June 30, 1991.

Attest:		NuKEM ACQUISITION CORP.

/s/ Donald W. Faul	By:	/s/ Stephen R. Beck
Donald W. Faul, Secretary		Stephen R. Beck, President

2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/27/1997
971215031 – 0694104

CERTIFICATE OF MERGER

of

ENSR Midwest, Inc., ENSR South, Inc.,

Dunne & Riley Holding Company, Inc.

into

ENSR Corporation

The undersigned corporations

DO HEREBY CERTIFY:

FIRST:        That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

Name	State of Incorporation

ENSR Midwest, Inc.	Texas
ENSR South, Inc.	Texas
Dunne & Riley Holding Company, Inc.	California

SECOND:          That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations and in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

THIRD:           The name of the surviving corporation of the merger is ENSR Corporation, a corporation organized and existing under the laws of the State of Delaware.

FOURTH:       That the Certificate of Incorporation of ENSR Corporation shall be the Certificate of Incorporation of the surviving corporation.

FIFTH:          That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 35 Nagog Park, Acton, Massachusetts 01720.

SIXTH:       That a copy of the agreement of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

SEVENTH:    That the respective Boards of Directors of the Constituent Corporations have approved this Certificate of Merger; and whereas the authorized number of shares of ENSR Midwest, Inc. is 100,000 common shares, par value of $1.00 per share, of which ENSR Corporation owns all issued and outstanding shares; and whereas the authorized number of shares of ENSR South, Inc. is 10,000 common shares, par value of $1.00 per share, of which ENSR Corporation owns all issued and outstanding shares; and whereas the authorized number of shares of Dunne & Riley Holding Company, Inc. is 10,000 common shares, without par value, of which ENSR Corporation owns all issued and outstanding shares.

EIGHTH:      This Certificate of Merger shall become effective on June 30, 1997.

Dated: June 26, 1997

ENSR Corporation

		By:	/s/ Robert C. Petersen
Robert C. Petersen
President
ATTEST:

By:	/s/ Edward R. Bernice
Edward R. Bernice
Vice President, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:01 AM 06/27/1997
971215036 – 0694104

CERTIFICATE OF MERGER

of

ENSR East, Inc.

into

ENSR Corporation

The undersigned corporation

DOES HEREBY CERTIFY:

FIRST:   That the name and state of incorporation of the constituent corporation of the merger is as follows:

Name	State of Incorporation

ENSR East, Inc.	Delaware

SECOND:         That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations and in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD:      The name of the surviving corporation of the merger is ENSR Corporation, a corporation organized and existing under the laws of the State of Delaware.

FOURTH:      That the Certificate of Incorporation of ENSR Corporation shall be the Certificate of Incorporation of the surviving corporation.

FIFTH:       That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 35 Nagog Park, Acton, Massachusetts 01720.

SIXTH:      That a copy of the agreement of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

SEVENTH:      This Certificate of Merger shall become effective on June 30, 1997.

Dated: June 26, 1997

ENSR Corporation

		By:	/s/ Robert C. Petersen
Robert C. Petersen
President
ATTEST:

By:	/s/ Edward R. Bernice
Edward R. Bernice
Vice President, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:21 AM 11/10/2008
FILED 11:01 AM 11/10/2008
SRV 081103235 – 0694104 FILE

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

* * * * *

ENSR CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

RESOLVED, that the Restated Certificate of Incorporation of ENSR Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“FIRST:    The name of the corporation is AECOM, Inc.”

SECOND:     That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:    That this Certificate of Amendment of the Restated Certificate of Incorporation shall be effective on November 10, 2008.

IN WITNESS WHEREOF, said Board of Directors has caused this certificate to be signed by Kerry S. Adams, its Chief Financial Officer, Secretary and Treasurer, this 28 day of October, 2008.

[ILLEGIBLE]

By Chief Financial Officer, Secretary and Treasurer
(Title)

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:15 PM 01/05/2015
FILED 07:00 PM 01/05/2015
SRV 150010694 – 0694104 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

AECOM, Inc.

AECOM, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the following resolution was duly adopted by unanimous vote of the Board of Directors of the Corporation on January 5, 2015, proposing the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Board declares it advisable and in the best interests of the Corporation to amend the Certificate of Incorporation of the Corporation to change the Corporation name to AECOM C&E, Inc.

FURTHER RESOLVED, that Board hereby approves the preparation and filing of a Certificate of Amendment to the Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) to effect the name change of the Corporation.

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized to execute, deliver and file the Certificate of Amendment with the Secretary of State of Delaware and to pay any fees related to such filing.

SECOND: That the Certificate of Incorporation of the Corporation be amended by changing the FIRST Article thereof so that, as amended said Article shall read as follows:

“FIRST: The name of the Corporation is AECOM C&E, Inc.

THIRD: The aforesaid amendment to the Certificate of Incorporation will take effect on the 5th day of January, 2015.

FOURTH: The aforesaid amendment to the Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this 5th day of January, 2015.

AECOM, Inc.

By:	/s/ Jon Mahoney
Name: Jon Mahoney
Title: Director and Secretary